                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.
                        COLLECTION PERIOD: NOVEMBER 2000


DISTRIBUTION DATE:
                     12/20/00


STATEMENT TO NOTEHOLDERS AND  CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT

                                                                                                       Per $1,000 of Original
                                                                                                          Class A/Class B
                                                                                                              Amounts
                                                                                                       ----------------------
   (i)  Principal Distribution
        ----------------------
             Class A-1                                                                    $0.00               $0.000000
             Class A-2                                                                    $0.00               $0.000000
             Class A-3                                                           $31,102,524.89              $70.687557
             Class A-4                                                                    $0.00               $0.000000
             Class B Amount                                                               $0.00               $0.000000

  (ii)  Interest Distribution
        ---------------------
             Class A-1                                                                    $0.00               $0.000000
             Class A-2                                                                    $0.00               $0.000000
             Class A-3                                                            $1,174,424.50               $2.669147
             Class A-4                                                            $1,051,830.00               $4.350000
             Class B Amount                                                         $382,415.48               $4.683333

 (iii)  Monthly Servicing Fee                                                       $497,147.11
        ---------------------
             Monthly Supplemental Servicing Fee                                           $0.00

  (iv)  Class A-1 Principal Balance (end of Collection Period)                            $0.00
        Class A-1 Pool Factor (end of Collection Period)                              0.000000%
        Class A-2 Principal Balance (end of Collection Period)                            $0.00
        Class A-2 Pool Factor (end of Collection Period)                              0.000000%
        Class A-3 Principal Balance (end of Collection Period)                  $242,019,452.68
        Class A-3 Pool Factor (end of Collection Period)                            55.0044211%
        Class A-4 Principal Balance (end of Collection Period)                  $241,800,000.00
        Class A-4 Pool Factor (end of Collection Period)                            100.000000%
        Class B Principal Balance (end of Collection Period)                     $81,654,551.40
        Class B Pool Factor (end of Collection Period)                              100.000000%

   (v)  Pool Balance (end of Collection Period)                                 $565,474,004.08

  (vi)  Interest Carryover Shortfall
        ----------------------------
             Class A-1                                                                    $0.00               $0.000000
             Class A-2                                                                    $0.00               $0.000000
             Class A-3                                                                    $0.00               $0.000000
             Class A-4                                                                    $0.00               $0.000000
             Class B                                                                      $0.00               $0.000000
        Principal Carryover Shortfall
        -----------------------------
             Class A-1                                                                    $0.00               $0.000000
             Class A-2                                                                    $0.00               $0.000000
             Class A-3                                                                    $0.00               $0.000000
             Class A-4                                                                    $0.00               $0.000000
             Class B                                                                      $0.00               $0.000000

 (vii)  Balance of the Reserve Fund Property (end of Collection Period)
             Class A Amount                                                      $49,377,932.20
             Class B Amount                                                               $0.00

(viii)  Aggregate Purchase Amount of Receivables repurchased by the Seller
                                     or the Servicer                             $32,424,057.77